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                            VOTING TRUST AGREEMENT
                                 FOR STOCK OF
                   COMMUNICATION TELESYSTEMS INTERNATIONAL

1.   INTRODUCTION AND PARTIES

     This voting trust agreement (the "Agreement") is made as of March 1, 1998 between Edward S. Soren (the "Shareholder"; also the "Certificate Holder"), who is an owner of shares of common stock of Communication TeleSystems International (the "Company"), and Roger B. Abbott (the "Trustee").

2.   EXCHANGE OF SHARES FOR VOTING TRUST CERTIFICATES

     Simultaneously with the execution of this Agreement, the Shareholder shall deliver to the Trustee properly endorsed certificates for the number of shares of common stock of the Company shown opposite his name below (the "Shares"). The Trustee shall cause the Shares to be transferred to him on the Company's books and shall issue and deliver to the Shareholder a voting trust certificate, in the form of Exhibit A to this Agreement, for the number of Shares transferred to the Trustee. The Trustee shall hold the Shares transferred to him in trust, subject to the terms of this Agreement.

3.   TRUSTEE'S POWERS AND DUTIES

     (a)  VOTING OF SHARES

     During the existence of this trust, the Trustee shall have the exclusive right to vote the Shares transferred to him in person or by proxy at all shareholder meetings and in all proceedings in which the vote or consent of shareholders may be required or authorized, and shall have all the rights, privileges, and powers of a shareholder except as otherwise provided in this Agreement.

     (b)  NUMBER OF TRUSTEES

     The number of Trustees under this Agreement shall be one.

     (c)  OTHER TRUSTEE ACTIVITIES

     The Trustee may serve the Company as an officer or director or in any other capacity, and may receive compensation from the Company for such services.

     (d)  NO SALE OF SHARES

     The Trustee shall have no authority to sell or otherwise dispose of any Shares transferred to him under this Agreement.

     (e)  COMPENSATION

     The Trustee shall receive no compensation for his services except for reimbursement, by the Certificate Holder, of expenses incurred in the admini-stration of his duties.

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     (f)  TRUSTEE'S LIABILITY

     The Trustee shall not be liable for any error of judgment or mistake of fact or law, or for any act or omission made in good faith in connection with his powers and duties under this Agreement, except for the Trustee's own willful misconduct or gross negligence. The Trustee shall not be liable in acting on any notice, consent, certificate, instruction, or other paper or document or signature believed by him to be genuine and to have been signed by the proper party or parties. The Trustee may consult with legal counsel, and any of his acts or omissions made in good faith in accordance with the opinion of legal counsel shall be binding and conclusive on the parties to this Agreement.

4.   TERMINATION

     This Agreement shall terminate three (3) years after the date of this Agreement or on any later date to which the term is extended, as provided below, without notice by or to, or action on the part of, the Trustee or the Certificate Holder.

     This Agreement shall be terminated at an earlier date upon the occurrence of any of the following events:

     (a) Upon the sale by Roger or Rosalind Abbott of 50% or more of their common stock in the Company (held individually or as community property) which they own as of March 1,1998.

     (b) The merger of the Company pursuant to which shareholders of the Company hold less than 50% of the voting equity of the surviving corporation.

     (c)  The sale of all or substantially all of the assets of the Company.

     (d)  The death of the Trustee.

     (e)  The agreement, in writing, by the Certificate Holder and the Trustee.

     As soon as practicable after termination of this Agreement, the Trustee shall re-deliver share certificates representing the Shares, properly endorsed for transfer, to the Certificate Holder of record, and the Certificate Holder shall surrender to the Trustee his voting trust certificate properly endorsed, together with payment of sums sufficient to cover any taxes and other expenses relating to the transfer or delivery of the share certificate.

     If the Certificate Holder refuses to surrender this voting trust certificate in exchange for the Shares, or cannot be located, the Trustee may deliver the share certificates due the Certificate Holder to any bank or trust company in California for the benefit of the person or persons entitled thereto, and thereupon shall be fully discharged with respect to those share certificates.


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5.   EXTENSION OF AGREEMENT

     The term of this Agreement, as prescribed in Paragraph 4, may be extended from the original termination date of this Agreement or from the termination date as last extended in accordance with this paragraph, provided that within two (2) years before the date as originally fixed or as last extended, the Certificate Holder, by written agreement, and with the Trustee's written consent, extends the term of this Agreement with respect to his Shares for an additional term not to exceed three (3) years from the expiration date then in effect.

     In the event of extension, duplicate copies of this Agreement and of the extension agreement shall be filed with the Secretary of the Corporation and shall be open for inspection on the same conditions as the Company's record of shareholders.

6.   NOTICES, DIVIDENDS, AND DISTRIBUTION

     The Trustee shall promptly forward copies of all notices, reports, statements, and other communications received from the Company to the Certificate Holder, indicating the date of receipt.

     The Trustee shall promptly distribute all dividends and other distributions received from the Company to the Certificate Holder. If any dividend or stock split consists of additional shares having voting rights, the Trustee shall hold these shares in trust subject to the terms of this Agreement, and shall issue new voting trust certificate, representing the additional shares, to the Certificate Holder.

7.   ENTIRE AGREEMENT

     This Agreement is the entire agreement among the parties hereto with respect to the subject matter hereof and shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto. This Agreement supersedes all prior understandings, either written or oral, among the parties hereto with respect to the subject matter hereof.

8.   GOVERNING LAW

     This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of California, without regard to the rules regarding conflicts of law thereof.

9.   SEVERABILITY

     If any one or more of the provisions of this Agreement, as applied to any party or any circumstances, shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. If any one or more of the provisions of this Agreement shall, for any reason, be held to be unenforceable as to duration, scope, activity, or subject, such provisions shall be construed by limiting and reducing it so as to make such provision enforceable to the extent compatible with the then existing applicable law.


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10.  REMEDIES

     The parties acknowledge that it would be impossible to fix money damages for violations of this Agreement and that such violations will cause irreparable injury for which adequate remedy at law is not available and, therefore, this Agreement must be enforced by specific performance or injunctive relief. The parties hereby agree that any party hereto may, in its sole discretion, apply to any court of competent jurisdiction located in San Diego, California for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation thereof and, to the extent permitted by applicable law, each party waives any objection or defense to the imposition of such relief. Nothing herein shall be construed to prohibit any party from bringing any action for damages in addition to an action for specific performance or an injunction for a breach of this Agreement.

11.  SUCCESSORS AND ASSIGNS

     All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their successors, assigns, heirs, executors, administrators and other legal representatives.

12.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same Agreement.

Dated:    March 1, 1998

                                        TRUSTEE:


                                        /s/ Roger B. Abbott
                                        -----------------------------------
                                        Roger B. Abbott

                                        CERTIFICATE HOLDER:


                                        /s/ Edward S. Soren
                                        -----------------------------------
                                        Edward S. Soren

                                        Number of Shares Deposited: 1,000,000


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                           LIST OF OMITTED EXHIBITS

          The following Exhibits to the Voting Trust Agreement have been omitted from this Exhibit and shall be furnished supplementally to the Commission upon request:

          Exhibit A - Voting Trust Certificate

          Exhibit B - Stock Certificate